Exhibit 23(d)



INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this Registration Statement of LaSalle Hotel Properties on Form S-8 of our report dated April 19, 1996, relating to the financial statements of Rahn Key West Resort, Inc. as of and for the year ended December 31, 1995, appearing in Registration Statement No. 333-45647 of LaSalle Hotel Properties on Form S-11.





/s/  Deloitte & Touche LLP
DELOITTE & TOUCHE LLP
Fort Lauderdale, Florida


February 10, 1999